Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Dino Dina, M.D., hereby certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to § 906 of the Sarbanes-Oxley Act of 2002, in my capacity as an officer of Dynavax Technologies Corporation (the “Company”), that, to the best of my knowledge:

(i) The Annual Report of the Company on Form 10-K for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof and to which this Certificate is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 11th day of March, 2011.

By:	/S/ DINO DINA, M.D.
Dino Dina, M.D.
Chief Executive Officer
(Principal Executive Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Dynavax Technologies Corporation under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.